Exhibit 99.2

MKS Instruments, Inc.
Director and Committee Member Cash Compensation
Effective January 20, 20091

		Annual Retainer
		(Paid in Quarterly
		Installments)	Meeting Fees
Chairman		$60,000.00	$1,600.00
Board Member		$28,800.00	$1,800.00
Lead Director		$14,400.00
Audit Committee	Chair	$10,800.00	$1,350.00
	Member		$1,350.00
Compensation Committee	Chair	$9,000.00	$1,350.00
	Member		$1,350.00
Nominating & Corporate Governance Committee	Chair	$5,400.00	$1,350.00
	Member		$1,350.00

[1]	Reflects temporary reductions in effect as of this date.